Exhibit 5.2


                        SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
  ----                                                                ----
 DALLAS                        FOUNDED 1866                         SHANGHAI
  ----                                                                ----
 GENEVA                                                            SINGAPORE
  ----                                                                ----
HONG KONG                                                             TOKYO
  ----                                                                ----
 LONDON                                                         WASHINGTON, D.C.


WRITER'S DIRECT NUMBER                                 WRITER'S E-MAIL ADDRESS

                                   June 23, 2002


National Global MBS Manager Pty Ltd
Level 24
500 Bourke Street
Melbourne VIC 3000
Australia

    Re:  National Global MBS Pty Ltd Registration Statement on Form S-3
         --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for National Global MBS Manager Pty Ltd, (the "Registrant") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time of Mortgage Backed Notes, (the "Notes"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, the Notes will be issued pursuant to the terms of the master trust deed, the supplemental deed, the note trust deed and the terms and conditions of the Notes (each a "Note Document"). Terms used, but not defined, in this opinion have the meanings given to them in the Registration Statement.

         We have examined copies of each Note Document filed as Exhibits 4.1,
4.3 and 4.7 to the Registration Statement or, in the case of the terms and conditions of the Notes, the form of Note filed as Exhibit 4.4 to the Registration Statement, forms of the other Transaction Documents filed as Exhibits 1.1, 4.2, 4.5, 4.6, 4.8, 4.9, 4.10, 4.11, 10.1, 10.2, 10.3, 10.4 and
10.5 to the Registration Statement, and such other documents as we have deemed necessary for purposes of




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this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Notes to an original purchaser who is subject to United States Federal income tax. The description appears under the heading "Material United States Federal Income Tax Matters" in the prospectus forming a part of the Registration Statement (the "Prospectus").

         We have assumed the due authorization, execution and delivery by each of the parties thereto of the Note Documents and that each of such parties has the full power, authority and legal right to execute, deliver and perform such document.

         We have also assumed for purposes of the opinions set forth below that the Notes will be issued as described in the Registration Statement and that the Notes will, at your direction, be sold by an issuer trustee for reasonably equivalent consideration. We have further assumed that the Note Documents and the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Note Documents. Moreover, we have assumed that the parties to each Note Document will satisfy their respective obligations under them.

         In respect of the opinion in paragraph 1 of this opinion, we have solely relied, without independent investigation, on the opinion of Mallesons Stephen Jaques as to matters governed by the laws of the Commonwealth of Australia and the States and Territories thereof.

         Based upon the foregoing examination and assumptions, we are of the opinion that:

         1. When (i) each of the Note Documents have been executed and delivered by every party to them substantially in the form filed as an exhibit to the Registration Statement and (ii) the Notes have been executed and authenticated in accordance with the terms of the Note Documents and issued and delivered against payment therefor as described in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable, and will be binding obligations of the issuer trustee enforceable against the issuer trustee in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equitable principles.

         2. The information set forth in the Prospectus under the heading "Material United States Federal Income Tax Matters", to the extent that it constitutes matters of law or legal conclusions, and subject to the qualifications contained therein, is correct in all material respects.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the State of New York. Furthermore, our opinion as to the matters set forth herein could change as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us or changes in the law subsequent to the date hereof.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Summary -- Material United States Federal Income Tax Matters" in the form of the Prospectus Supplement, under the heading "Material United States Federal Income Tax Matters" of the Prospectus, under the heading



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"Legal Matters" of the Prospectus and the Prospectus Supplement, and any other reference to our firm contained therein, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,





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